UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio		43615

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) As previously reported, Dana Corporation announced on October 10, 2005, that its management and the Audit Committee of its Board of Directors had concluded, as a result of an ongoing investigation, that Dana’s financial statements for 2004 and the first and second quarters of 2005 contained errors and should no longer be relied upon and that the company would restate its financial statements for those periods. Subsequently, Dana announced that, although the investigation was not yet complete and the effect of these restatements might require the restatement of financial statements for earlier periods, it expected that the net aggregate reduction in net income for all periods to be restated would be between $25 million and $45 million after tax.
     On November 11, 2005, Dana’s management and Audit Committee determined that the restatement of the company’s 2004 financial statements will trigger the accounting requirement to restate its financial statements for the years 2002 and 2003 and its financial results for the years 2000 and 2001. As a result, they concluded that Dana’s financial statements for 2002 and 2003 and its financial results for 2000 and 2001 should no longer be relied upon. Dana issued a news release on November 15, 2005, reporting these conclusions, among other things. The text of that news release is set out in the attached Exhibit 99.1.
     Dana’s management and Audit Committee reached their conclusions in consultation with the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the independent investigators retained by the Audit Committee.
     The items requiring the restatement of the years prior to 2004 are unrelated to the company’s ongoing internal investigation. During 2004, Dana had recorded net charges totaling approximately $7 million after tax to adjust for items related to prior periods, including certain European benefit plans, state income taxes, inter-company balances, interest expense, and other accrued liabilities. The company had determined that these items did not materially impact the results of operations for the 2004 quarters in which they were recorded or for the full year. As a result of restating its 2004 financial statements for the items identified in the investigation, Dana will now be required to record the items comprising the $7 million in the periods to which they are attributable. Consequently, Dana will be restating financial results back to 2000. Items pertaining to periods prior to 2000 will be recorded in 2000 because they are immaterial to that year. While the restatement of these items will affect the timing of reported income, it will not impact the company’s cumulative net income in the periods affected and therefore has no impact on the previously announced range.
     In connection with the restatements, the company believes that there are material weaknesses in its internal control over financial reporting.
     Dana will prepare amended reports on Forms 10-Q/A for the first and second quarters of 2005 and on Form 10-K/A for the year ended December 31, 2004. The Form 10-K/A for 2004 will include restated financial statements for each of the years 2002 through 2004 and restated financial results in the Selected Financial Data for the years 2000 and 2001.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1 Text of Dana Corporation news release dated November 15, 2005

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: November 16, 2005	By:	/s/ Michael L. DeBacker
Michael L. DeBacker
Vice President, General Counsel and Secretary

Exhibit Index
99.1       Text of Dana Corporation news release dated November 15, 2005